SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2013

ACCELPATH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27023	45-5151193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

352A Christopher Avenue, Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

352A Christopher Avenue, Gaithersburg, MD 20879

(Mailing Address)

(240) 780-7138

 (Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On September 18, 2012, AccelPath, Inc. (“AccelPath” or the “Company”) entered into an agreement to acquire all of the outstanding membership interests of Digipath Solutions, LLC, a Texas limited liability company (“Digipath”), from its sole member pursuant to an Equity Purchase Agreement among AccelPath, Digipath and Mr. Rishi Reddy (the “Purchase Agreement”).  In accordance with the Purchase Agreement, as consideration for the purchase of the membership interests, AccelPath issued Mr. Reddy a convertible promissory note in the amount of $1,050,000 (the “Note”), 1,250 shares of Series G Preferred Stock of the Company (the “Shares”), and agreed to make cash payments totaling $100,000, $50,000 of which was paid to date. Mr. Reddy entered into a one-year consulting agreement with the Company pursuant to which he agreed to perform consulting and advisory services in the field of pathology and to serve as a member of the Company’s Medical Advisory Board for a monthly retainer of $8,333.

On February 15, 2013, due to information that came to light subsequent to September 18, 2012, the Company and Mr. Reddy entered into a Rescission Agreement, whereby the Purchase Agreement was cancelled and all parties were restored to their status before the Purchase Agreement was executed (the “Rescission”).  As a result of the Rescission, the Company returned to Mr. Reddy all of the outstanding membership interests of Digipath and Mr. Reddy returned to the Company the Note, the Shares and all cash payments received to date.  The consulting and advisory services arrangement between the Company and Mr. Rishi was cancelled.

The Company concluded that the acquisition agreement was not legally consummated and therefore consolidation was not appropriate. As a result, the Company’s financial statements for the period ended December 31, 2012 will not include the consolidation of Digipath’s results for such period.  In addition, the Company evaluated the materiality of the impact of the consolidation in the Company’s financial statements for the period ended September 30, 2012 (reflecting DigiPath’s assets and liabilities at such date and its operating results for the period from September 18, 2012 through September 30, 2012) and determined that the impact was material. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 will be amended accordingly.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 15, 2013, the Company determined that AccelPath, Inc.'s consolidated financial statements for the three months ended September 30, 2012, previously filed with the Securities and Exchange Commission (the "SEC"), should no longer be relied upon as a result of an error contained therein.  The Company determined that such financial statements should be amended to exclude the previously consolidated assets, liabilities and result of operations of Digipath for the period from September 18, 2012 through September 30, 2012.  Accordingly, the Company intends to file an amended and restated Quarterly Report on Form 10-Q/A for the period ended September 30, 2012 with the SEC on or about February 25, 2013.

The foregoing information is being filed pursuant to Item 4.02(a) of Form 8-K as a result of the pending amendment and restatement of the above referenced financial statements; accordingly, such prior financial statements should no longer be relied upon. The  board of directors and executive officers of the Company have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCELPATH, INC.

By:	/s/ Shekhar Wadekar
Chief Executive Officer

Date:  February 19, 2013

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